VERB ANNOUNCES CLOSING OF SOUND CONCEPTS ACQUISITION

HOLLYWOOD, CA – April 17, 2019 – VERB Technology Company, Inc. (NASDAQ: VERB) (“VERB”), a leader in business-focused interactive video, and the pioneer of Augmented Sales Intelligence software, announces that it has completed its previously announced acquisition of Sound Concepts (the “Closing”), the leading provider of sales and marketing tools and digital technology solutions in the direct sales and affiliate marketing sector. On the terms and subject to the conditions set forth in the Merger Agreement, at Closing (the “Effective Time”), each share of Sound Concepts’ capital stock issued and outstanding immediately prior to the Effective Time (the “Sound Concepts Capital Stock”) was cancelled and converted into the right to receive a proportionate share of $25,000,000 of value payable to the Sound Concepts Shareholders through the combination of a cash payment and the issuance of VERB stock.

The cash payment consisted of an aggregate of $15,000,000 (the “Acquisition Cash Payment”), which was paid using a portion of the net proceeds VERB received as a result of its recent public offering (the “Public Offering”) of units that closed on April 9, 2019, which closing was announced on April 12, 2019. $4,000,000 of the Acquisition Cash Payment was immediately utilized by the Sound Concepts Shareholders to purchase an aggregate of $4,000,000 of units in the VERB Public Offering at the same price, and upon the same terms and conditions as all other investors who purchased units in the VERB Public Offering. As a result, VERB’s net cash outlay in connection with the Sound Concepts acquisition was approximately $11,000,000. In addition, the Sound Concepts Shareholders were issued an aggregate of 3,194,888 restricted shares of VERB Common Stock, with a fair market value of $10,000,000.

Following the closing, and continuing beyond the integration into VERB, the Sound Concepts leadership team will remain in their respective current positions under long-term employment agreements and retain their offices and existing team of approximately 90 people in American Fork, Utah. The combined VERB and Sound Concepts dev teams have already completed the integration of the VERB technology into Sound Concepts’ Brightools platform, the combined marketing teams have publicly launched the new platform, and the combined sales teams have already signed, and are continuing to sign new enterprise users of the newly combined platform.

“The VERB technology and the combined experience of the VERB executive team and board members, coupled with VERB’s successful public offering and listing on NASDAQ, adds enormous resources that will translate into immediate and long-term value for our current and prospective customers,” stated McKinley Oswald, Sound Concepts President. “From an operations standpoint, the VERB team is already having a positive impact on our business, helping us better serve our clients,” stated Colby Allen, Sound Concepts SVP of Operations.

“The combination of our application and the VERB interactive tagg video technology has resulted in a unique and effective product that is unmatched in the industry,” stated Brycen Rhinehart, Sound Concepts SVP of Digital.

“I believe any successful growth strategy must include growth by acquisition, as well as growth organically,” stated Rory J. Cutaia, CEO. “With Sound Concepts, not only did we acquire a growing, profitable business, highly accretive and complementary to our own, but we acquired an extremely talented leadership team whom I’m proud to call my partners, and together with their dedicated staff, we will create long-term, sustainable value for our stockholders.”

About VERB Technology Company, Inc.

VERB Technology Company, Inc. is rapidly emerging as the market leader in interactive video data collection and analysis applications. VERB provides customer relationship management (“CRM”), lead generation, and video marketing software applications under the brand name TAGG. The Company’s proprietary and patent-pending technology produces real-time, measurable results with customers reporting greater than 600% increases in conversion rates. The Company’s software-as-a-service (SaaS) products are cloud-based, accessible on all mobile and desktop devices, and are available by subscription for individual and enterprise users. The Company’s technology is integrated into popular ERP, CRM, and marketing platforms, including Oracle NetSuite, Adobe Marketo, and integrations into Salesforce.com, Odoo, and Microsoft, among others are underway. The Company’s newest applications include TaggCRM, the premier mobile app for entrepreneurs; TaggMED, for the healthcare industry; TaggEDU, for the education industry; and TaggNGO, for non-profit organizations. To create and tagg your own videos that you can share and post to social, try TaggLITE, available for FREE on our website.

For more information, please visit: www.myverb.com

Cautionary Note on Forward-Looking Statements

This press release may contain “forward-looking” information within the meaning of the Private Securities Litigation Reform Act of 1995. In accordance with the safe harbor provisions of this Act, statements contained herein that look forward in time that include everything other than historical information, involve risks and uncertainties that may affect the Company’s actual results. There can be no assurance that such statements will prove to be accurate and there are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the Company, including, but not limited to, plans and objectives of management for future operations or products, the market acceptance or future success of our products, and our future financial performance. The Company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and other filings with the U. S. Securities and Exchange Commission (available at www.sec.gov). The Company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

Contact

Please address media inquiries to: info@myverb.com

855.250.2300, extension 7

Please address investor inquiries to: investors@myverb.com

855.250.2300, extension 2